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[LOGO OF KPMG]



          303 East Wacker Drive
          Chicago, IL 60601-5212



                        Consent of Independent Auditors



The Board of Directors
Alberto-Culver Company:


We consent to the incorporation by reference in the Registration Statement (No. 333-70067) on Form S-8 of Alberto-Culver Company of our report dated May 4, 2001, relating to the financial statements of the Sally Beauty 401(k) Savings Plan as of December 31, 2000 and 1999 and for the years then ended which report appears in the December 31, 2000 annual report on Form 11-K of Alberto-Culver Company.


/s/ KPMG LLP


Chicago, Illinois
June 27, 2001